DOCUSIGN, INC.
Exhibit 99.1

Docusign Announces Fourth Quarter and Fiscal Year 2025 Financial Results

San Francisco – March 13, 2025 – Docusign, Inc. (NASDAQ: DOCU) today announced results for its fourth quarter and fiscal year ended January 31, 2025. Prepared remarks and the news release with the financial results will be accessible on Docusign’s website at investor.docusign.com prior to its webcast.

"Fiscal 2025 was a transformative year for Docusign. We launched Docusign IAM, our AI-powered agreement management platform, which is driving rapid traction with customers," said Allan Thygesen, CEO of Docusign. "In Q4, our business generated strong revenue growth and profitability. We’re well positioned to pursue the significant opportunity ahead."

Fourth Quarter Financial Highlights

▪Total revenue was $776.3 million, a 9% year-over-year increase. Subscription revenue was $757.8 million, a 9% year-over-year increase. Professional services and other revenue was $18.5 million, an 11% year-over-year increase.
▪Billings were $923.2 million, an 11% year-over-year increase.
▪GAAP gross margin was 79.4% compared to 79.2% in the same period last year. Non-GAAP gross margin was 82.3% compared to 82.5% in the same period last year.
▪GAAP net income per basic share was $0.41 on 203 million shares outstanding compared to $0.13 on 206 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.39 on 215 million shares outstanding compared to $0.13 on 210 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.86 on 215 million shares outstanding compared to $0.76 on 210 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $307.9 million compared to $270.7 million in the same period last year.
▪Free cash flow was $279.6 million compared to $248.6 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.1 billion at the end of the quarter.
▪Repurchases of common stock were $161.7 million.

Fiscal 2025 Financial Highlights

▪Total revenue was $2.98 billion, an 8% year-over-year increase. Subscription revenue was $2.90 billion, an 8% year-over-year increase. Professional services and other revenue was $75.4 million, relatively flat when compared to the same period last year.
▪Billings were $3.1 billion, a 7% year-over-year increase.
▪GAAP gross margin was 79.1% compared to 79.3% in the prior year. Non-GAAP gross margin was 82.2% compared to 82.6% in the prior year.
▪GAAP net income per basic share was $5.23 on 204 million shares outstanding compared to $0.36 on 204 million shares outstanding in fiscal 2024.
▪GAAP net income per diluted share was $5.08 on 210 million shares outstanding compared to $0.36 on 209 million shares outstanding in fiscal 2024.
▪Non-GAAP net income per diluted share was $3.55 on 210 million shares outstanding compared to $2.98 on 209 million shares outstanding in fiscal 2024.
▪Repurchases of common stock were $683.5 million compared to $145.5 million in the same period last year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

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DOCUSIGN, INC.
Key Business Highlights:

Global Expansion of Intelligent Agreement Management (“IAM”) Platform:
•Docusign announced the global release of IAM for Sales and IAM Core in December 2024, excluding Japan. As part of the global expansion, Navigator became available to customers in every country where Docusign products are available for sale. Navigator has been localized in all 14 Docusign-supported languages. Navigator AI extractions are built to support agreements in English-language variants, French, and German only.
•In November 2024, IAM plans were made available for Enterprise customers specific to departmental use cases.
•Docusign for Developers: Launched in November of 2024, Docusign for Developers enables partners to build integrations on IAM through a suite of performant and secure application programming interfaces ("APIs") and software development kits ("SDKs"), create extension apps for IAM, and build automated workflows in Maestro.

Additional IAM launches are categorized into the three steps of the agreement journey, including:
Create:
•Docusign + Microsoft Power Automate: Docusign integration with Power Automate allows customers to automate workflows to synchronize agreements, get notifications, and generate personalized agreements.
•Advanced Web Forms - Document Exclusion Rules and Multi-Recipient Forms: Web Forms streamline data collection and accelerate agreement signing through interactive, mobile-friendly forms that enhance customer experiences. Users can now conditionally display the correct documents within a template based on data collected and support forms with multiple recipients.
Commit:
•Identity Wallet for Liveness: Identity Wallet allows customers to easily and securely re-apply stored identity to every agreement. Users can quickly set up Identity Wallet to store their verified identity details while maintaining consistent security.
Manage:
•Docusign Navigator Agreement Sets: For contract managers who oversee large volumes of agreements, Navigator agreement sets provide a transformative way for organizations to organize agreements into flexible sets.
•Party Management in Docusign Navigator: Party Management allows customers to gain a holistic view of their contracts to understand the state of the contractual relationship and obligations by reducing duplicate identification of customers.

Contract Lifecycle Management ("CLM") Product Releases and Highlights:
•AI-Assisted Review for CLM: Docusign AI-Assisted Review for Docusign CLM accelerates contract review, enabling more team members to participate in negotiations without compromising compliance, freeing legal teams to focus on strategic work. This tool, available to U.S. CLM and CLM+ customers, uses generative AI to automate reviews, suggest compliant language, and quickly answer contract-related questions, streamlining the path to signature.

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DOCUSIGN, INC.
Guidance

The company currently expects the following guidance:

▪Quarter ending April 30, 2025 (in millions, except percentages):

Total revenue [1]	$745	to	$749
Subscription revenue	$729	to	$733
Billings [2]	$741	to	$751
Non-GAAP gross margin	80.5%	to	81.5%
Non-GAAP operating margin	27.0%	to	28.0%
Non-GAAP diluted weighted-average shares outstanding	210	to	215

▪Fiscal year ending January 31, 2026 (in millions, except percentages):

Total revenue [1]	$3,129	to	$3,141
Subscription revenue	$3,062	to	$3,074
Billings [2]	$3,300	to	$3,354
Non-GAAP gross margin	80.5%	to	81.5%
Non-GAAP operating margin	27.8%	to	28.8%
Non-GAAP diluted weighted-average shares outstanding	210	to	215

[1] Excluding the impact of foreign currency exchange rates on year-over-year guided growth, revenue guidance range would be approximately 0.7% point higher for both the quarter ending April 30, 2025 and the fiscal year ending January 31, 2026.
[2] Excluding the impact of foreign currency exchange rates on year-over-year guided growth, billings guidance range would be approximately 1.0% point higher for both the quarter ending April 30, 2025 and the fiscal year ending January 31, 2026.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by many factors, including the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.
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DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on March 13, 2025 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the Docusign Investor Relations website at investor.docusign.com. Prepared remarks and the news release with the financial results will also be accessible on Docusign’s website prior to the webcast. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) March 27, 2025, using the passcode 13751751.

About Docusign

Docusign brings agreements to life. Nearly 1.7 million customers and more than a billion people in over 180 countries use Docusign solutions to accelerate the process of doing business and simplify people's lives. With intelligent agreement management, Docusign unleashes business critical data that is trapped inside of documents. Until now, these were disconnected from business systems of record, costing businesses time, money, and opportunity. Using Docusign’s IAM platform, companies can create, commit, and manage agreements with solutions created by the #1 company in e-signature and CLM. Learn more at www.docusign.com.

Copyright 2025. Docusign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Docusign Investor Relations
investors@docusign.com

Media Relations:
Docusign Corporate Communications
media@docusign.com

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DOCUSIGN, INC.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Guidance” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP operating margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, as well as statements related to our expectations regarding the benefits, rollout and customer demand of the Docusign IAM platform. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, volatile interest rates or foreign exchange rates, and market volatility on the global economy; our inability to accurately estimate our market opportunity; our ability to compete effectively in an evolving and competitive market; the impact of any interruptions or delays in performance of our technical infrastructure, or data breaches, cyberattacks or other fraudulent or malicious activity attempting to exploit our technology systems, platform or brand name; our ability to effectively sustain and manage our growth and future expenses and maintain or increase profitability; our ability to attract new customers and retain and expand our existing customer base, including our ability to attract large organizations as users; our ability to scale and update our platform to respond to customers' needs and rapid technological change, including our ability to successfully incorporate generative artificial intelligence into our existing and future products and to successfully deploy them; our ability to successfully develop, launch and sell Intelligent Agreement Management (“IAM”) solutions; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of geopolitical conflict or changes in trade policy; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2024, filed on March 21, 2024, quarterly report on Form 10-Q for the quarter ended October 31, 2024, filed on December 6, 2024 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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DOCUSIGN, INC.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, acquisition-related expenses, fair value adjustments to strategic investments, lease-related impairment and lease-related charges, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For each of the years ended January 31, 2025 and 2024, we have determined the projected non-GAAP tax rate to be 20%.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings can be used to measure our periodic performance, when taking into consideration the timing aspects of customer renewals, which represents a large component of our business. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue:
Subscription	$757,767	$695,682	$2,901,309	$2,686,708
Professional services and other	18,485	16,704	75,430	75,174
Total revenue	776,252	712,386	2,976,739	2,761,882
Cost of revenue:
Subscription	138,884	120,551	532,445	459,905
Professional services and other	21,327	27,356	89,214	112,716
Total cost of revenue	160,211	147,907	621,659	572,621
Gross profit	616,041	564,479	2,355,080	2,189,261
Operating expenses:
Sales and marketing	301,288	300,221	1,160,993	1,168,137
Research and development	155,463	151,524	588,455	539,488
General and administrative	98,821	102,711	375,983	419,621
Restructuring and other related charges	—	88	29,721	30,381
Total operating expenses	555,572	554,544	2,155,152	2,157,627
Income from operations	60,469	9,935	199,928	31,634
Interest expense	(400)	(1,709)	(1,550)	(6,844)
Interest income and other income, net	7,818	21,516	49,563	68,889
Income before provision for (benefit from) income taxes	67,887	29,742	247,941	93,679
Provision for (benefit from) income taxes	(15,604)	2,501	(819,944)	19,699
Net income	$83,491	$27,241	$1,067,885	$73,980
Net income per share attributable to common stockholders:
Basic	$0.41	$0.13	$5.23	$0.36
Diluted	$0.39	$0.13	$5.08	$0.36
Weighted-average shares used in computing net income per share:
Basic	203,299	205,514	204,329	204,070
Diluted	214,507	209,581	210,339	208,950

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$13,712	$13,517	$58,348	$51,660
Cost of revenue—professional services and other	4,174	6,977	18,639	28,336
Sales and marketing	48,213	53,251	202,609	203,855
Research and development	53,422	54,753	204,238	184,211
General and administrative	30,426	32,502	121,665	143,773
Restructuring and other related charges	—	16	4,836	5,012

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	January 31, 2025	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$648,623	$797,060
Investments—current	314,924	248,402
Accounts receivable, net	429,582	439,299
Contract assets—current	13,764	15,922
Prepaid expenses and other current assets	82,368	66,984
Total current assets	1,489,261	1,567,667
Investments—noncurrent	134,105	121,977
Property and equipment, net	299,370	245,173
Operating lease right-of-use assets	109,630	123,188
Goodwill	454,477	353,138
Intangible assets, net	76,388	50,905
Deferred contract acquisition costs—noncurrent	467,201	409,627
Deferred tax assets—noncurrent	840,470	2,031
Other assets—noncurrent	141,803	97,584
Total assets	$4,012,705	$2,971,290
Liabilities and Equity
Current liabilities
Accounts payable	$30,697	$19,029
Accrued expenses and other current liabilities	99,579	104,037
Accrued compensation	227,115	195,266
Contract liabilities—current	1,455,442	1,320,059
Operating lease liabilities—current	19,077	22,230
Total current liabilities	1,831,910	1,660,621
Contract liabilities—noncurrent	21,523	21,980
Operating lease liabilities—noncurrent	105,350	120,823
Deferred tax liability—noncurrent	20,596	16,795
Other liabilities—noncurrent	30,634	21,332
Total liabilities	2,010,013	1,841,551
Stockholders’ equity
Common stock	20	21
Treasury stock	(2,871)	(2,164)
Additional paid-in capital	3,321,242	2,821,461
Accumulated other comprehensive loss	(28,376)	(19,360)
Accumulated deficit	(1,287,323)	(1,670,219)
Total stockholders’ equity	2,002,692	1,129,739
Total liabilities and equity	$4,012,705	$2,971,290

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$83,491	$27,241	$1,067,885	$73,980
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	28,707	23,633	107,804	95,062
Amortization of deferred contract acquisition and fulfillment costs	64,486	52,382	237,217	200,163
Amortization of debt discount and transaction costs	139	1,027	554	4,749
Non-cash operating lease costs	4,602	4,811	19,065	21,310
Stock-based compensation expense	149,947	161,016	610,335	616,847
Deferred income taxes	(22,103)	(973)	(839,989)	6,292
Other	(361)	(551)	6,111	(1,904)
Changes in operating assets and liabilities
Accounts receivable	(128,616)	(81,221)	2,075	71,681
Prepaid expenses and other current assets	(9,334)	7,300	(17,634)	(657)
Deferred contract acquisition and fulfillment costs	(87,618)	(78,649)	(302,166)	(255,159)
Other assets	(5,884)	(1,413)	(22,002)	(15,432)
Accounts payable	9,152	4,263	7,638	(4,826)
Accrued expenses and other liabilities	10,081	4,101	2,935	6,473
Accrued compensation	70,364	38,347	29,236	33,979
Contract liabilities	146,285	115,371	129,854	152,247
Operating lease liabilities	(5,426)	(5,987)	(21,646)	(25,279)
Net cash provided by operating activities	307,912	270,698	1,017,272	979,526
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	—	(143,611)	—
Purchases of marketable securities	(77,699)	(132,875)	(411,236)	(336,221)
Maturities of marketable securities	74,500	222,352	340,334	473,869
Purchases of strategic and other investments	(750)	(125)	(1,375)	(645)
Purchases of property and equipment	(28,342)	(22,114)	(96,988)	(92,391)
Net cash provided by (used in) by investing activities	(32,291)	67,238	(312,876)	44,612
Cash flows from financing activities:
Repayments of convertible senior notes	—	(689,896)	—	(726,979)
Repurchases of common stock	(161,725)	—	(683,528)	(145,515)
Settlement of capped calls, net of related costs	—	—	—	23,688
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(81,148)	(45,922)	(213,282)	(144,218)
Proceeds from exercise of stock options	11,359	784	22,705	13,991
Proceeds from employee stock purchase plan	—	—	35,314	32,994
Net cash used in financing activities	(231,514)	(735,034)	(838,791)	(946,039)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(5,311)	5,096	(7,550)	199
Net increase (decrease) in cash, cash equivalents and restricted cash	38,796	(392,002)	(141,945)	78,298
Cash, cash equivalents and restricted cash at beginning of period (1)	620,758	1,193,501	801,499	723,201
Cash, cash equivalents and restricted cash at end of period (1)	$659,554	$801,499	$659,554	$801,499
(1) Cash, cash equivalents and restricted cash included restricted cash of $10.9 million and $4.4 million as of January 31, 2025 and January 31, 2024.
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DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP gross profit	$616,041	$564,479	$2,355,080	$2,189,261
Add: Stock-based compensation	17,886	20,494	76,987	79,996
Add: Amortization of acquisition-related intangibles	3,564	2,070	12,267	8,857
Add: Employer payroll tax on employee stock transactions	1,176	337	3,909	2,262
Add: Lease-related impairment and lease-related charges	—	—	—	721
Non-GAAP gross profit	$638,667	$587,380	$2,448,243	$2,281,097
GAAP gross margin	79.4%	79.2%	79.1%	79.3%
Non-GAAP adjustments	2.9%	3.3%	3.1%	3.3%
Non-GAAP gross margin	82.3%	82.5%	82.2%	82.6%

GAAP subscription gross profit	$618,883	$575,131	$2,368,864	$2,226,803
Add: Stock-based compensation	13,712	13,517	58,348	51,660
Add: Amortization of acquisition-related intangibles	3,564	2,070	12,267	8,857
Add: Employer payroll tax on employee stock transactions	921	232	2,882	1,464
Add: Lease-related impairment and lease-related charges	—	—	—	505
Non-GAAP subscription gross profit	$637,080	$590,950	$2,442,361	$2,289,289
GAAP subscription gross margin	81.7%	82.7%	81.6%	82.9%
Non-GAAP adjustments	2.4%	2.2%	2.6%	2.3%
Non-GAAP subscription gross margin	84.1%	84.9%	84.2%	85.2%

GAAP professional services and other gross loss	$(2,842)	$(10,652)	$(13,784)	$(37,542)
Add: Stock-based compensation	4,174	6,977	18,639	28,336
Add: Employer payroll tax on employee stock transactions	255	105	1,027	798
Add: Lease-related impairment and lease-related charges	—	—	—	216
Non-GAAP professional services and other gross income (loss)	$1,587	$(3,570)	$5,882	$(8,192)
GAAP professional services and other gross margin	(15.4)%	(63.8)%	(18.3)%	(49.9)%
Non-GAAP adjustments	24.0%	42.4%	26.1%	39.0%
Non-GAAP professional services and other gross margin	8.6%	(21.4)%	7.8%	(10.9)%

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DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP sales and marketing	$301,288	$300,221	$1,160,993	$1,168,137
Less: Stock-based compensation	(48,213)	(53,251)	(202,609)	(203,855)
Less: Amortization of acquisition-related intangibles	(3,354)	(2,631)	(12,450)	(10,518)
Less: Employer payroll tax on employee stock transactions	(2,242)	(1,104)	(7,593)	(5,049)
Less: Lease-related impairment and lease-related charges	—	—	—	(2,171)
Non-GAAP sales and marketing	$247,479	$243,235	$938,341	$946,544
GAAP sales and marketing as a percentage of revenue	38.8%	42.1%	39.0%	42.3%
Non-GAAP sales and marketing as a percentage of revenue	31.9%	34.2%	31.5%	34.3%

GAAP research and development	$155,463	$151,524	$588,455	$539,488
Less: Stock-based compensation	(53,422)	(54,753)	(204,238)	(184,211)
Less: Employer payroll tax on employee stock transactions	(1,421)	(605)	(7,013)	(4,276)
Less: Lease-related impairment and lease-related charges	—	—	—	(873)
Non-GAAP research and development	$100,620	$96,166	$377,204	$350,128
GAAP research and development as a percentage of revenue	20.0%	21.3%	19.8%	19.5%
Non-GAAP research and development as a percentage of revenue	13.0%	13.5%	12.7%	12.7%

GAAP general and administrative	$98,821	$102,711	$375,983	$419,621
Less: Stock-based compensation	(30,426)	(32,502)	(121,665)	(143,773)
Less: Employer payroll tax on employee stock transactions	(1,504)	(554)	(3,278)	(2,095)
Less: Acquisition-related expenses	—	—	(4,340)	—
Less: Lease-related impairment and lease-related charges	—	—	—	(695)
Non-GAAP general and administrative	$66,891	$69,655	$246,700	$273,058
GAAP general and administrative as a percentage of revenue	12.8%	14.5%	12.4%	15.2%
Non-GAAP general and administrative as a percentage of revenue	8.6%	9.8%	8.2%	9.8%
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DOCUSIGN, INC.
Reconciliation of income from operations and operating margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
GAAP income from operations	$60,469	$9,935	$199,928	$31,634
Add: Stock-based compensation	149,947	161,000	605,499	611,835
Add: Amortization of acquisition-related intangibles	6,918	4,701	24,717	19,375
Add: Employer payroll tax on employee stock transactions	6,343	2,600	21,793	13,682
Add: Acquisition-related expenses	—	—	4,340	—
Add: Restructuring and other related charges	—	88	29,721	30,381
Add: Lease-related impairment and lease-related charges	—	—	—	4,460
Non-GAAP income from operations	$223,677	$178,324	$885,998	$711,367
GAAP operating margin	7.8%	1.4%	6.7%	1.1%
Non-GAAP adjustments	21.0%	23.6%	23.1%	24.7%
Non-GAAP operating margin	28.8%	25.0%	29.8%	25.8%

Reconciliation of net income and net income per share, basic and diluted:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2025	2024	2025	2024
GAAP net income	$83,491	$27,241	$1,067,885	$73,980
Add: Stock-based compensation	149,947	161,000	605,499	611,835
Add: Amortization of acquisition-related intangibles	6,918	4,701	24,717	19,375
Add: Employer payroll tax on employee stock transactions	6,343	2,600	21,793	13,682
Add: Acquisition-related expenses	—	—	4,340	—
Add: Restructuring and other related charges	—	88	29,721	30,381
Add: Amortization of debt discount and issuance costs	—	1,027	—	5,175
Add: Fair value adjustments to strategic investments	—	(98)	—	22
Add: Lease-related impairment and lease-related charges	—	—	—	4,460
Add: Income tax and other tax adjustments	(61,823)	(37,311)	(1,006,746)	(136,023)
Non-GAAP net income	$184,876	$159,248	$747,209	$622,887

Numerator:
Non-GAAP net income	$184,876	$159,248	$747,209	$622,887
Add: Interest expense on convertible senior notes	—	—	—	425
Non-GAAP net income attributable to common stockholders, diluted	$184,876	$159,248	$747,209	$623,312

Denominator:
Weighted-average common shares outstanding, basic	203,299	205,514	204,329	204,070
Effect of dilutive securities	11,208	4,067	6,010	4,880
Non-GAAP weighted-average common shares outstanding, diluted	214,507	209,581	210,339	208,950

GAAP net income per share, basic	$0.41	$0.13	$5.23	$0.36
GAAP net income per share, diluted	$0.39	$0.13	$5.08	$0.36
Non-GAAP net income per share, basic	$0.91	$0.77	$3.66	$3.05
Non-GAAP net income per share, diluted	$0.86	$0.76	$3.55	$2.98

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DOCUSIGN, INC.
Computation of free cash flow:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$307,912	$270,698	$1,017,272	$979,526
Less: Purchases of property and equipment	(28,342)	(22,114)	(96,988)	(92,391)
Non-GAAP free cash flow	279,570	248,584	920,284	887,135
Net cash provided by (used in) by investing activities	(32,291)	67,238	(312,876)	44,612
Net cash used in financing activities	$(231,514)	$(735,034)	$(838,791)	$(946,039)

Computation of billings:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
Revenue	$776,252	$712,386	$2,976,739	$2,761,882
Add: Contract liabilities and refund liability, end of period	1,479,266	1,343,792	1,479,266	1,343,792
Less: Contract liabilities and refund liability, beginning of period	(1,332,828)	(1,228,174)	(1,343,792)	(1,191,269)
Add: Contract assets and unbilled accounts receivable, beginning of period	18,341	25,253	20,189	16,615
Less: Contract assets and unbilled accounts receivable, end of period	(17,825)	(20,189)	(17,825)	(20,189)
Add: Contract assets and unbilled accounts receivable contributed by acquisitions	—	—	53	—
Less: Contract liabilities and refund liability contributed by acquisitions	—	—	(5,071)	—
Non-GAAP billings	$923,206	$833,068	$3,109,559	$2,910,831

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